Exhibit 99.1

February 4, 2004                                      FOR IMMEDIATE RELEASE
                                                      Contact: Philip Paras, CFO
                                                               (315-926-8100)


PRESS RELEASE

Seneca Foods Corporation reported net sales for the quarter ended December 27, 2003, totaling $325,303,000 versus $235,430,000 for the comparable period last year. The current quarter's net earnings were $1,887,000 or $.17 per diluted share, compared with $3,147,000 or $.31 per diluted share, last year.

For the nine months ended December 27, 2003, net sales totaled $724,793,000 versus $542,491,000 for the comparable period last year. The year-to-date net earnings were $9,469,000 or $.86 per diluted share as compared with $7,169,000, or $.70 per diluted share, last year. Prior year results for the year-to-date period include other expense of $620,000 for a non-cash impairment accrual.

Seneca Foods Corporation is primarily a vegetable processing company with manufacturing facilities located throughout the United States. Its products are sold under the Libby's(R), Aunt Nellie's Farm Kitchen(R), Stokely's(R), READ(R), and Seneca(R) labels as well as through the private label and industrial markets. In addition, under an alliance with General Mills Operations, Inc., a successor to the Pillsbury Company and a subsidiary of General Mills, Inc., Seneca produces canned and frozen vegetables, which are sold by General Mills Operations, Inc. under the Green Giant(R) label. Seneca's common stock is traded on the Nasdaq National Stock Market under the symbols "SENEA" and "SENEB".

                                                           Seneca Foods Corporation
                                                    Consolidated Statements of Net Earnings

                                               For the Periods Ended December 27, 2003 and 2002
                                                 (In thousands of dollars, except share data)

                                                                                     Quarter                      Year-to-Date
                                                                              ---------------------          ---------------------
                                                                              2003             2002          2003             2002
                                                                              ----             ----          ----             ----

Net sales                                                                  $ 325,303        $ 235,430      $ 724,793      $ 542,491
                                                                           =========        =========      =========      =========

Other expense (note 3)                                                     $       -        $       -      $        -     $    (620)
                                                                           =========        =========      ==========     =========

Earnings before income taxes                                               $   3,094        $   5,035      $   15,523     $  11,628

Income taxes                                                                   1,207            1,888           6,054         4,459
                                                                           ---------        ---------      ----------     ---------

Net earnings                                                               $   1,887        $   3,147      $    9,469     $   7,169
                                                                           =========        =========      ==========     =========

Basic earnings per share                                                   $    0.17        $    0.31      $    0.87      $    0.70
                                                                           =========        =========      ==========     =========

Diluted earnings per share                                                 $    0.17        $    0.31      $    0.86      $    0.70
                                                                           =========        =========      ==========     =========

Weighted average shares outstanding basic                                 11,125,723       10,158,077      10,910,669    10,158,045
                                                                          ==========       ==========      ==========    ==========

Weighted average shares outstanding diluted                               11,193,113       10,225,467      10,978,059    10,225,435
                                                                          ==========       ==========      ==========    ==========

Note 1: The basic earnings per share includes the effect of redeemable preferred convertible shares.
        The diluted earnings per share includes the effect of other convertible shares.
Note 2: Results include the Chiquita Processed Foods, L.L.C. operations from the date of acquisition, May 27, 2003 (seven months).
Note 3: Other expense in the prior period is an impairment loss.

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